STATE BOARD OF ADMINISTRATION

OF FLORIDA

1801 Hermitage Boulevard-Suite 100
Tallahassee, Florida 32308
(850) 488-4406

Post Office Box 13300
32317-3300

ATTENTION: THIS ADDENDUM MUST BE COMPLETED, SIGNED, AND RETURNED BY ALL COMPANIES ELIGIBLE FOR COVERAGE UNDER THIS ADDENDUM REGARDLESS OF CHOICE TO ACCEPT OR REJECT THIS OPTIONAL COVERAGE

ADDENDUM NO. 1
to
REIMBURSEMENT CONTRACT
Effective: June 1, 2007
(Contract)

between

FEDERATED NATIONAL INSURANCE COMPANY
Ft. Lauderdale, FL
(Company)

NAIC # 27980

and

THE STATE BOARD OF ADMINISTRATION OF THE STATE OF FLORIDA (SBA) WHICH ADMINISTERS THE FLORIDA HURRICANE CATASTROPHE FUND (FHCF)

It is Hereby Agreed, effective at 12:01 a.m., Eastern Time, June 1, 2007, that this Contract shall be amended as follows:

ADDITIONAL COVERAGE OPTION (up to $10 million) PURSUANT TO SECTION 215.555(4)(b)4., FLORIDA STATUTES.

Pursuant to Section 215.555(4)(b)4., Florida Statutes, certain Companies may select additional FHCF reimbursement coverage of up to $10 million dollars. The additional premium to be charged for this additional reimbursement coverage shall be 50 percent of the additional reimbursement coverage provided, which shall include one prepaid full reinstatement. The additional premium shall be due and payable in three equal installments on August 1, 2007, on October 1, 2007, and on December 1, 2007.

The minimum retention level that must be retained associated with this additional coverage layer is 30 percent of the insurer's surplus as of December 31, 2006, for each Covered Event. For an insurer which began writing property insurance in 2007 and did not have a surplus as of

December 31, 2006, surplus shall be deemed to be the surplus reported to the Office of Insurance Regulation at the time the insurer received its Certificate of Authority.

The reimbursement percentage applicable to this additional coverage shall be 100 percent, which includes reimbursement for loss adjustment expense as provided under the Reimbursement Contract.

This additional reimbursement coverage shall be in addition to all other coverage provided by the SBA under the Company's Reimbursement Contract and shall be in addition to the claims-paying capacity of the FHCF as defined in Section 215.555(4)(c)1., Florida Statutes, but only with respect to those insurers that select the additional coverage option. Coverage provided in this additional coverage option shall otherwise be consistent with terms and conditions as relates to the Reimbursement Contract including, but not limited to, definitions, coverage for Covered Policies as defined, exclusions, loss reporting, and examination procedures.

While this additional coverage shall not reduce, overlap, or duplicate coverage otherwise provided for in the Reimbursement Contract or offset any co-payments, the amount of coverage selected herein is irrevocable. Any amount of additional coverage selected herein that would in effect overlap FHCF coverage otherwise provided for in the Reimbursement Contract, or any other Addenda to the Reimbursement Contract, shall be deemed by the FHCF to shift above the highest level of coverage otherwise provided by the FHCF.

The claims-paying capacity with respect to all other participating insurers, including eligible Companies that do not select the additional coverage option, shall be limited to their reimbursement premium's proportionate share of the actual claims-paying capacity as defined in Section 215.555(4)(c)1., Florida Statutes and as provided for under the terms of the Reimbursement Contract, plus any coverage provided under any other Addenda to the Reimbursement Contract.

The optional coverage provided in this Addendum expires on May 31, 2008 and is not renewable.

ALL COMPANIES EXECUTING A REIMBURSEMENT CONTRACT AND ELIGIBLE FOR THIS ADDITIONAL COVERAGE MUST INDICATE BELOW THE AMOUNT OF ADDITIONAL COVERAGE SELECTED, IF ANY.

If your Company does not wish to purchase the additional coverage under this Addendum, print "No Coverage" on the line below and initial the box.

[illegible] ______________________ [ ]

If your Company is eligible for the coverage under this Addendum and elects to purchase this coverage, indicate the amount of additional coverage up to $10 million (there is no additional coverage available in excess of $10 million) on the line below:

$ # 10,000,000 Coverage (# 10 million)

IF THIS ADDENDUM NO. 1 IS RETURNED WITHOUT THE BLANK SPACE IMMEDIATELY ABOVE FILLED IN WITH A DOLLAR AMOUNT, IT SHALL BE DEEMED BY THE STATE BOARD OF ADMINISTRATION TO BE A CHOICE TO REJECT THE ADDITIONAL COVERAGE.

[signature]
Federated National Insurance Company

By: Michael Braun President   5/24/07
Name/Title   Date

Approved by:

Florida Hurricane Catastrophe Fund
By: State Board of Administration of the State of Florida

By: ______________________   ______________
Coleman Stipanovich   Date
Executive Director

Approved as to legality:

By: ______________________   ______________
Linda Lettera   Date
General Counsel
FL Bar ID#311911